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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                  THE LATIN AMERICA DOLLAR INCOME FUND, INC
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                (Name of Registrant as Specified in Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4)  Date Filed:

LOGO

                                 IMPORTANT NEWS
                                                                  SEPTEMBER 1997

FOR THE LATIN AMERICA DOLLAR INCOME FUND, INC. AND SCUDDER WORLD INCOME OPPORTUNITIES FUND, INC. STOCKHOLDERS

     While we encourage you to read the full text of the enclosed proxy statement, here's a brief overview of some changes affecting both The Latin America Dollar Income Fund, Inc. ("LADIF") and Scudder World Income Opportunities Fund, Inc. ("SWIOF") that require a stockholder vote.

                          Q & A: QUESTIONS AND ANSWERS

Q.  WHAT IS HAPPENING?

A. SWIOF proposes to transfer substantially all of its assets and liabilities to LADIF in exchange for shares of LADIF (the "Reorganization"). LADIF is another fund that seeks high income from investing in debt securities of issuers in developing countries. LADIF, like SWIOF, is managed by Scudder, Stevens & Clark, Inc. ("Scudder"). To be effective, the Reorganization must be approved by each Fund's stockholders.

    Also, Scudder, your Fund's investment manager, has agreed to form an alliance with Zurich Insurance Company ("Zurich"). Zurich is a leading international insurance and financial services organization. As a result of the proposed alliance, there will be a change in ownership of Scudder. In order for Scudder to continue to serve as investment manager of your Fund, it is necessary for the Fund's stockholders to approve a new investment management agreement.

    The following pages give you additional information on the proposed Reorganization of SWIOF and LADIF as well as on the Scudder-Zurich alliance, the proposed new investment management agreement and the election of Directors. THE BOARD MEMBERS OF YOUR FUND, INCLUDING THOSE WHO ARE NOT AFFILIATED WITH THE FUND OR SCUDDER, RECOMMEND THAT YOU VOTE FOR THESE PROPOSALS.

                               THE REORGANIZATION

Q.  WHY AM I BEING ASKED TO VOTE ON THE PROPOSED REORGANIZATION OF THE FUNDS?

A. Maryland corporate law requires a vote of the acquired fund -- in this case SWIOF -- whenever two funds are going to combine in the manner contemplated by the Reorganization. In addition, The New York Stock Exchange requires LADIF stockholders to approve the issuance of shares to be exchanged for current SWIOF shares in the Reorganization. LADIF stockholders will also consider a change to one of the Fund's investment policies and changing its name to Scudder Global High Income Fund, Inc.

                                                                     LADIF/SWIOF

Q.  HOW WILL THE REORGANIZATION AFFECT ME AS A SWIOF STOCKHOLDER?

A. The assets and liabilities of your Fund will be transferred to LADIF, and you will receive shares of LADIF Common Stock in exchange for your shares of SWIOF Common Stock. After the Reorganization, you will be a stockholder of LADIF. The amount of shares of LADIF Common Stock that you receive will have the same value as your SWIOF shares, although the number of LADIF shares you receive will differ from the number of SWIOF shares you own immediately prior to the closing of the Reorganization.

    LADIF's investment policies, after the closing of the Reorganization, will be substantially identical to those of SWIOF. There is one important exception -- LADIF will retain its ability to borrow up to 33 1/3% of its assets.

Q.  HOW WILL THE REORGANIZATION AFFECT ME AS A LADIF STOCKHOLDER?

A. You will continue to be a stockholder in LADIF. LADIF's Board has approved a number of changes to the Fund's investment policies that would become effective on the closing of the Reorganization. The general effect of these changes is to broaden the Fund's geographic focus and allow for greater investment in local currency denominated securities. To reflect these changes, LADIF shareholders are being asked to approve a change of the Fund's name to "Scudder Global High Income Fund, Inc." As part of approving the Reorganization, you are also being asked to change LADIF's investment policy with respect to the limitation on the amount of LADIF's assets that can be invested in securities of a single government.

Q.  HOW CAN I EXPECT TO BENEFIT FROM THE REORGANIZATION AS A SWIOF STOCKHOLDER?

A. The Reorganization will result in a larger fund, which should lead to greater efficiency and flexibility in portfolio management and a more liquid trading market for shares of the combined Fund. In addition, the combined Fund will have lower expenses (before any borrowing costs) than SWIOF currently has.

Q.  HOW CAN I EXPECT TO BENEFIT FROM THE REORGANIZATION AS A LADIF STOCKHOLDER?

A. The Reorganization will broaden the universe of investments available to LADIF. In 1992, when LADIF commenced operations, substantially all issuers of emerging market debt were located in Latin America. Since then, the market for emerging market debt securities has grown to include many issuers located outside Latin America. LADIF stockholders will benefit from the Fund being able to seek investment opportunities throughout the world, thereby permitting greater diversification by country, industry and issuer and giving the Fund access to debt securities that may have higher yields and/or returns than Latin American issues.

Q.  WHO WILL BE THE MANAGEMENT OF A COMBINED SWIOF/LADIF FUND?

A. LADIF will retain its management and board of directors. These individuals are identical to the individuals that now serve in the same capacity for SWIOF. In addition, Scudder will continue to serve as the combined Fund's investment manager, subject to approval of the new investment management agreement. After the Reorganization, the Lead Portfolio Manager of LADIF, Isabel Saltzman, and the Lead Portfolio Manager of SWIOF, Susan Gray, will be co-Lead Portfolio Managers of the combined Fund, sharing responsibility for the day-to-day management of the portfolio.

                                                (continues on inside back cover)

Q. IF I AM A SWIOF STOCKHOLDER THAT IS VOTING YES, SHOULD I SEND MY STOCK CERTIFICATES TO YOU NOW?

A. No. After the Reorganization is approved, you will receive instructions on where to send your SWIOF stock certificates. Please do not send your certificates at this time.

                                  THE ALLIANCE

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940, which regulates investment companies, such as your Fund, requires a vote whenever there is a change in control of a fund's investment manager. Zurich's alliance with Scudder will result in such a change of control and requires stockholder approval of a new investment management agreement with your Fund. SWIOF stockholders are being asked to approve the new investment management agreement for SWIOF in case the Reorganization is not approved and SWIOF and LADIF remain as separate funds.

Q.  HOW WILL THE SCUDDER-ZURICH ALLIANCE AFFECT ME AS A FUND STOCKHOLDER?

A. Except as described in connection with the Reorganization, your Fund and your Fund investment will not change. The terms of the new investment management agreement are the same in all material respects as the current investment management agreement for your Fund. If the new investment management agreement is approved, the advisory fees charged to your Fund will be the same. Similarly, the other service agreements between your Fund and Scudder will not be affected. You should continue to receive the same level of services that you have come to expect from Scudder over the years. If stockholders do not approve the new investment management agreement, the current investment management agreement will terminate upon the closing of the Scudder-Zurich transaction and the Board of Directors of the relevant Fund will take such action as it deems to be in the best interest of the Fund and its stockholders.

Q.  WHY HAS SCUDDER DECIDED TO ENTER INTO THIS ALLIANCE?

A. Scudder believes that the Scudder-Zurich alliance will enable Scudder to enhance its capabilities as a global asset manager. Scudder further believes that the alliance will enable it to enhance its ability to deliver the level of services currently provided to you and your Fund and to fulfill its obligations under the new investment management agreement consistent with current practices.

Q.  WILL THE INVESTMENT MANAGEMENT FEES BE THE SAME?

A. Yes, the investment management fees paid by SWIOF and LADIF will remain the same.

Q.  HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

A. After careful consideration, the board members of your Fund, including those who are not affiliated with the Fund or Scudder, recommend that you vote in favor of all of the proposals on the enclosed proxy card.

Q.  WHO IS PAYING THE COST OF THE STOCKHOLDER MEETING AND THIS PROXY
    SOLICITATION?

A. The Funds and Scudder have agreed that the cost of preparing, printing and mailing the enclosed proxy, accompanying notice and Joint Proxy
    Statement -- Prospectus, and all other costs in connection with the solicitation of proxies will be shared among the Funds and Scudder. The Funds have agreed to pay 75% of these costs and Scudder has agreed to pay 25% of these costs for amounts that are less than or equal to $300,000. Scudder has also agreed to pay all of these costs that are in excess of $300,000. The costs to be paid by the Funds (along with the other costs of the Reorganization) will be shared pro rata based upon the Funds' relative asset size.

Q.  WHOM DO I CALL FOR MORE INFORMATION?

A. Please call Shareholder Communications Corporation, your Fund's information agent, at 1-800-733-8481, ext. 488.

                              ABOUT THE PROXY CARD

     If you have more than one account in the Fund in your name at the same address, you will receive separate proxy cards for each account, but only one proxy statement for the Fund. Please vote all issues on each proxy card that you receive.

               THANK YOU FOR MAILING YOUR PROXY CARD(S) PROMPTLY.

                                      LOGO

For more information, please call Shareholder Communications Corporation, your Fund's information agent, at 1-800-733-8481, ext. 488.

                                                                     LADIF/SWIOF